AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIRD AMENDMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (the "**Amendment**"), dated as of July 12, 2020 (the "Effective Date"), is entered into by **Ethema health Corporation**, a Colorado corporation ("Ethema"), **Cranberry Cove Holdings Ltd.**, ("CCH") an Ontario Corporation, **Ethema Clinic Muskoka Inc.**, an Ontario corporation ("ECMI"), and **Addiction Recovery Institute Of America, LLC F/K/A Seastone Delray Healthcare, LLC**, a Florida limited liability company ("Seastone" and together with Ethema, CCH and ECMI, the "**Borrower**"), and **Leonite Capital, LLC,** a Delaware limited liability company, or registered assigns (the "**Holder**").

WHEREAS, the Borrower and the Holder are parties to that certain Amended and Restated Senior Secured Convertible Promissory Note with an Issue Date as of December 1, 2017 (the "**Note**"). Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Note;

WHEREAS, the Borrower and the Holder desire to amend the Note according to the terms below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

1. **Amendment to the Note.** It is hereby agreed and understood that the Note shall be amended as follows:

1.1. The Holder agrees to reduce the amount outstanding under the Note to one million two hundred fifty thousand and 00/100 Dollars ($1,250,000) (the "Amended Balance").

1.2. Seven hundred thousand and 00/100 ($700,000) of the Amended Balance shall be converted by Holder into Series A preferred shares in CCH (the "Series A Cranberry Shares") in the form attached hereto in Exhibit A.

1.3. Four hundred thousand and 00/100 ($400,000) of the Amended Balance shall be converted by Holder into senior secured preferred stock in Ethema (the "Ethema Shares") in the form attached hereto in Exhibit B.

1.4. One hundred fifty thousand and 00/100 ($150,000) of the Amended Balance (the "Remaining Amended Balance") shall be subject to the following terms:

1.4.1. The Default of the Note will be waived with regards to any Event of Default prior to the Effective Date.

1.4.2. Interest will accrue at the non-default rate.

1.4.3. Conversion of the Note shall be subject to a lockup pursuant to the following terms:

1.4.3.1. For the three (3) months following the Effective Date (the "Full Lockup Period"), conversion by the Holder shall be prohibited;

1.4.3.2. For the three (3) months following the Full Lockup Period (the "Leak-Out Period"), a leak out shall be permitted, limited daily to the lower of: (i) 1% of total amount owed as of the date entered into this agreement, and (ii) 10% of the volume on the preceding business day;

1.4.3.3. For each of the six (6) months following the Leak-Out Period, the Company shall repay 1/6 of the Remaining Amended Balance, in addition to any payments such as interest or other fees required under the Note.

1.4.4. Notwithstanding the preceding paragraph 1.4.3, if within two (2) weeks of the Effective Date, the Company has not filed with the SEC its 2019 Annual Report on Form 10-K, or is otherwise not current with regards to compliance with SEC reporting, then the Conversion of the Note shall not be subject to any lockup.

2. **Reverse Stock Split.** The Company agrees to immediately begin the process to reverse split its shares and to endeavor to complete such reverse split as quickly as possible.

3. **Warrant Amendment.** All of the Holder's warrants shall be exchanged for a new warrant (the "Amended Warrant"), attached hereto in Exhibit C.

4. **Conditions Precedent to the Effectiveness of Amendment.** This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied in Holder's sole discretion or waived by Holder in writing:

   4.1. Borrower must negotiate a settlement with FirstFire and Power Up and cause all notes held by those parties or their related entities and affiliates to be cancelled or settled satisfactorily.

   4.2. Auctus, Labrys, and any remaining variable rate convertible note holders shall have executed the agreements attached hereto in Exhibit D.

5. **Legal Fees.** Any costs incurred herein are to be paid by the Borrower.

6. Except as modified expressly by this Amendment, all terms of the Note and any associated documents remain in full force and effect.

7. This Amendment may be executed by the parties hereto in counterparts, and all of such

counterparts taken together shall be deemed to constitute one and the same instrument.

8. The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Rockland County, New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[signature page follows]

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Amendment to be signed in their names by their duly authorized officers this ~~May~~ 12, 2020.
June.

BORROWER

ETHEMA HEALTH CORPORATION

By: ______________________
Name: Shawn E. Leon
Title: Chief Executive Officer

ETHEMA CLINIC MUSKOKA INC.

By: ______________________
Name: Shawn Leon
Title: President

SEASTONE OF DELRAY, LLC

By: ______________________
Name: Shawn Leon
Title: MGR.

CRANBERRY COVE HOLDINGS LTD.

By: ______________________
Name: Shawn Leon
Title: President

HOLDER

LEONITE CAPITAL LLC

By: ______________________
Name: Avi Geller
Title: Chief Investment Officer